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INFORMATION FOR WARRANT HOLDERS

If you are a holder of a Zion Oil & Gas warrant expiring on December 31, 2006, you are entitled to receive fully registered and tradable shares of Zion common stock upon your exercise of the warrant.

Before exercising your warrant, you must obtain either an electronic or print copy of our IPO prospectus in order to compete the legal requirements for receiving registered shares. Although the prospectus is primarily for selling shares in the IPO, it also covers the registration of the shares to be issued to all the holders of warrants expiring at the end of 2006. Your amended warrant exercise form (copy available here) contains your certification that you have received a copy of the prospectus. Because you are a Zion securityholder, you will already be in our database and will be receiving a copy of our IPO prospectus in the mail in early October. If you don't want to wait for the mail, you may download a low or medium resolution PDF version of our final prospectus to view in your browser and/or print.

Warrant Exercise Form

Exhibit A to your warrant is the original warrant exercise form that you would have ordinarily filled out, signed and sent in with your check to purchase your shares at the exercise price. If you use that form without certifying that you have received an IPO prospectus, then we would have to send you unregistered shares with the normal restrictive legend on the back. However, if you use the new amended warrant exercise form available here and also being mailed to you, then you will receive registered, freely tradable shares. Please let us know on the form whether or not you want to be sent a certificate in your name (or the name of someone else) and whether or not you want the shares deposited into your stock brokerage account.

Click here for the amended warrant exercise form.

Where to Send the Warrant Exercise Form

After filling out the form, attach your check made payable to Zion Oil & Gas, Inc. and send them to:
Sandy Green, Assistant Treasurer
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
214-221-4610

You may call Sandy at the number above or email her for any questions you may have and/or to obtain our FedEx account number so you can ship the documents via overnight courier.

Return to IPO Main Page

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

The information on this web page shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration, qualification or exemption under the securities laws of any such state.

* NOTICE: Any subscription to purchase shares may be withdrawn or revoked without obligation or commitment of any kind, at any time prior to notice of its acceptance.

Ready to Purchase Shares?*

  If you would like to purchase shares right away and do not want to wait for your prospectus to come in the mail, you may download the prospectus and subscription agreement.
  Online subscription forms
  Subscription form tutorial

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